UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 02, 2023

Axsome Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37635	45-4241907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, 22nd Floor
New York, New York		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 332-3241

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	AXSM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Axsome Therapeutics, Inc. (the “Company”) previously adopted the Axsome Therapeutics, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”), subject to the approval of the ESPP by the Company’s stockholders at the Company’s 2023 Annual Meeting of the Stockholders held on June 2, 2023 (the “Annual Meeting”). The stockholders approved the ESPP at the Annual Meeting as set forth in Item 5.07 below.

A detailed description of the terms of the ESPP is contained in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 21, 2023 for the Annual Meeting (the “Proxy Statement”), under the caption “Proposal Three – Approval of the 2023 Employee Stock Purchase Plan,” and is incorporated herein by reference. The description is qualified in its entirety by the terms and conditions of the ESPP, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the Company, the following proposals were submitted to the stockholders of the Company:

Proposal 1: The election of one director to serve as a Class II director until the Company’s 2026 annual meeting of stockholders and until their successor is duly elected and qualified;

Proposal 2: The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

Proposal 3: A proposal to approve the ESPP; and

Proposal 4: The approval, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

For more information about the foregoing proposals, see the Company’s Proxy Statement. Of the 43,549,154 shares of the Company’s common stock entitled to vote at the Annual Meeting, 34,398,292 shares, or approximately 78.98%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

Proposal 1: Election of Class II Director.

The Company’s stockholders elected the following director to serve as a Class II director until the 2026 annual meeting of stockholders and until their successor is duly elected and qualified. The votes regarding the election of the Class II director were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Mark Saad	17,685,595	10,074,964	6,637,733

Proposal 2: Ratification of Appointment of Ernst & Young LLP.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
34,061,821	113,392	223,079	0

Proposal 3: A proposal to approve the ESPP.

The Company’s stockholders approved the adoption of the ESPP. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
27,347,369	357,216	55,974	6,637,733

Proposal 4: Approval, by Non-Binding Advisory Vote, of the Compensation of the Company’s named executive officers.

The Company’s stockholders voted to approve, by non-binding advisory vote, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
26,607,318	628,910	524,331	6,637,733

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Axsome Therapeutics, Inc. 2023 Employee Stock Purchase Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axsome Therapeutics, Inc.

Dated: June 8, 2023	By:	/s/ Herriot Tabuteau, M.D.
	Name:	Herriot Tabuteau, M.D.
	Title:	President and Chief Executive Officer